SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

           BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On June 17, 2016, Bridgeline Digital (the “Company”) entered into Amendment #2 to 10% Secured Subordinated Convertible Notes (the “Amendment”) to certain convertible promissory notes (the “Notes”) with the holders of the Notes (each, a “Lender” and collectively the “Lenders”) issued by the Company pursuant to a Note Purchase Agreement between the Company and the Lenders, dated as of September 30, 2013, amended on November 6, 2013 and as further amended on December 21, 2015 (the “Purchase Agreement”). Mr. Michael Taglich and Mr. Robert Taglich, current members of the Company’s Board of Directors, hold Notes in the principal amount of $100,000 and $200,000 respectively. The Amendment included the addition of a provision to decrease the conversion price in the Notes from $6.50 per share to $0.75 per share for a period of forty-five (45) days following the execution of the Amendment to incentivize Lenders to convert their Notes into shares of the Company’s common stock (“Common Stock”) at a conversion price equal to $0.75 per share, which conversion was approved by the Company’s stockholders on April 29, 2016 in anticipation of the execution of the Amendment.

To date, Lenders holding Notes in the aggregate principal amount of $570,000 have elected to convert their Notes into 760,004 shares of the Company’s Common Stock. The Company entered into a waiver with certain affiliates to effectuate such conversion.

The shares of Common Stock issued upon conversion of the Notes are restricted securities and may be sold only pursuant to Rule 144 or in another transaction exempt from the registration requirements under the Securities Act of 1933.

The description of the Amendment and securities contained in this Form 8-K is qualified in its entirety by reference to the full text of the Amendment that the Company filed as an exhibit to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

In connection with the transactions described in Item 1.01 above, the Company issued unregistered equity securities.

The securities offered, issued and sold pursuant to the private placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(a)(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Effective June 23, 2016, after the issuances described above in Item 1.01, the Company had 13,211,099 shares of common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment #2 to 10% Secured Subordinated Convertible Notes between Bridgeline Digital, Inc. and the holders of the 10% Secured Subordinated Convertible Notes, dated June 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.

(Registrant)

By: /s/Michael D. Prinn

Michael D. Prinn

Executive Vice President and Chief Financial Officer

Date: June 23, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment #2 to 10% Secured Subordinated Convertible Notes between Bridgeline Digital, Inc. and the holders of the 10% Secured Subordinated Convertible Notes, dated June 17, 2016